Bragg Capital Trust
Exhibit 12(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Steven H. Scruggs, Principal Executive Officer of Bragg Capital Trust, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended May 31, 2017 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Steven H. Scruggs
Steven H. Scruggs
President
Date: July 27, 2017

I, Benton S. Bragg, Principal Financial Officer of Bragg Capital Trust, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended May 31, 2017 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Benton S. Bragg
Benton S. Bragg
Treasurer
Date: July 27, 2017

These statements accompany this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Bragg Capital Trust for purposes of the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to Bragg Capital Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.